Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this prospectus.


                                                         /s/ Arthur Andersen LLP

                                                         Arthur Andersen LLP

Boston, Massachusetts

June 25, 1998